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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS We consent to the incorporation by reference in the registration statements of Jacor Communications, Inc. on Forms S-8 (File No.'s 33-65126, 33-10329, 33-56385,
33-61719, 333-28587, 333-28371, 333-28399, 333-28401 and 333-28363) and on
Forms S-3 (File No.'s 333-27233, 333-21419, 333-19291 and 333-06639) of our
report dated November 7, 1997, on our audits of the financial statements of Archon Communications, Inc. as of March 31, 1997 and December 31, 1996 and for the period July 6, 1995 (date of inception) to December 31, 1995, the year ended December 31, 1996 and the three months ended March 31, 1997; and of our report dated November 14, 1997 on our audits of the combined balance sheet of Synergy Broadcasting, L.L.C., Worldstar, Inc. and Multiverse Networks, L.L.C. as of September 28, 1997 and the combined balance sheets of Shanahan Broadcasing, Inc., Worldstar, Inc. and Multiverse Networks, L.L.C. as of December 29, 1996 and and December 31, 1995, and the related combined statements of income, shareholders' equity and cash flows for the nine month period ended September 28, 1997, the year ended December 29, 1996 and the ten months ended December 31, 1995, which reports are included in this Current Report on Form 8-K.


COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
November 21, 1997